Exhibit 99.1

CreXus Investment Corp. Reports Results for Initial Period of Operations

NEW YORK--(BUSINESS WIRE)--February 2, 2010--CreXus Investment Corp. (NYSE: CXS), which commenced operations on September 22, 2009, today reported a Core Loss for the period commencing September 22, 2009, and ending December 31, 2009, of $873,000 or $0.05 per average share. “Core Earnings/Loss” represents a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, gains or losses on sales of securities and terminations of interest rate swaps and unrealized gains or losses on interest rate swaps. On a GAAP basis, the net loss for the period commencing September 22, 2009, ending December 31, 2009, was $1.0 million or $0.06 per average share.

Kevin Riordan, Chief Executive Officer and President of CreXus, commented on the period’s results. “We began the patient deployment of capital in the fourth quarter, including utilizing TALF financing to enhance returns on a portion of the investment portfolio. Our team continues to evaluate investment opportunities in loan originations as well as the acquisition of loans and securities in order to generate attractive risk-adjusted returns. We believe our patience will be rewarded as the market continues to evolve.”

At December 31, 2009, the weighted average yield on interest earning assets was 9.67% and the weighted average cost of funds was 3.62%. General and administrative expenses, including the management fee, as a percentage of average total assets were 1.81% for the period commencing September 22, 2009, and ending December 31, 2009. At December 31, 2009, the Company had a common stock book value per share of $14.12.

The Company’s investment portfolio comprised 24.9% of total assets at December 31, 2009. Commercial mortgage-backed securities (CMBS) comprised approximately 44.7% of the Company’s investment portfolio at December 31, 2009. The balance of the investment portfolio was comprised of mezzanine commercial loans held for investment.

The following table summarizes investment portfolio information for the Company:

For the period commencing September 22, 2009 and ending December 31, 2009
(dollars in thousands)
Investment portfolio at period-end	$ 70,911
Interest bearing liabilities at period-end	$ 25,579
Leverage at period-end (Debt:Equity)	0.1:1

Fixed-rate investments as percentage of portfolio	100.0%
Fixed-rate investments
Commercial mortgage-backed securities as percentage of fixed-rate assets	44.7%
Commercial mortgage loans as percentage of fixed-rate assets	55.3%
Weighted average yield on assets at period-end	9.67%
Weighted average cost of funds at period-end	3.62%

The following table summarizes characteristics for each asset class:

	CMBS	Loans
Weighted average cost basis	$ 96.80	$ 100.00
Weighted average fair value	$ 95.70	$ 100.00
Weighted average coupon	5.81%	12.24%
Fixed-rate percentage of asset class	100.00%	100.00%
Weighted average yield on assets at period-end	6.50%	12.24%
Weighted average cost of funds at period-end	3.62%	-

CreXus is a specialty finance company that acquires, manages, and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial mortgage-backed securities and other commercial real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that intends to elect to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 18,120,112 shares of common stock outstanding.

The Company will hold the fourth quarter 2009 earnings conference call on Wednesday, February 3, 2010, at 11:00 a.m. EST. The number to call is 866-804-6921 for domestic calls and 857-350-1667 for international calls and the pass code is 85291926. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 62297373. The replay will be available at 1:00 p.m. EST for 48 hours after the earnings call. There will be a web cast of the call on www.crexusinvestment.com. If you would like to be added to the e-mail distribution list, please visit www.crexusinvestment.com, click on Investor Relations, then E-Mail Alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of such arrangements; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs, including the Treasury’s plan to buy U.S. government agency residential mortgage-backed securities, the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected assets; changes in the value of our assets; interest rate mismatches between our assets and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate assets; rates of default or decreased recovery rates on our assets; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Prospectus on Form S-11 dated September 16, 2009, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

December 31, 2009
Assets:	(unaudited)
Cash and cash equivalents	$212,133
Commercial mortgage-backed securities, at fair value	30,913
Mortgage loans held for investment, net of allowance for loan losses ($2)	39,998
Accrued interest receivable	578
Other assets	685
Total assets	$284,307

Liabilities:
Secured financing agreements	$25,579
Accrued interest payable	26
Accounts payable and other liabilities	2,520
Investment management fees payable to affiliate	355
Total liabilities	28,480

Stockholders' Equity:
Common stock, par value $0.01 per share, 1,000,000,000
shares authorized, 18,120,112 shares
issued and outstanding	181
Additional paid-in-capital	257,029
Accumulated other comprehensive loss	(373)
Accumulated deficit	(1,010)
Total stockholders' equity	255,827
Total liabilities and stockholders' equity	$284,307

CREXUS INVESTMENT CORP.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in thousands, except share and per share data)

For the period commencing September 22, 2009 and ending December 31, 2009
(unaudited)

Net interest income:
Interest income	$325
Interest expense	26
Net interest income	299

Other expenses:
Management fee	354
Provision for loan losses	2
General and administrative expenses	951
Total other expenses	1,307

Loss before income taxes	(1,008)
Income tax	1
Net loss	$(1,009)

Net loss per share-basic and diluted	$(0.06)
Weighted average number of shares outstanding- basic and diluted	18,120,112

Comprehensive loss:
Net loss	(1,009)
Other comprehensive loss:
Unrealized loss on securities held for investment	(373)
Comprehensive loss:	$(1,382)

CONTACT:
CreXus Investment Corp.
Investor Relations, 1-877-291-3453
www.crexusinvestment.com